                                                                    Exhibit 99.2

                                                                  EXECUTION COPY


                           REPURCHASE AND EXCHANGE AGREEMENT

                                     by and among


                                ASPEN TECHNOLOGY, INC.

                                          and

                               the HOLDERS named herein


                               Dated as of June 1, 2003

                                TABLE OF CONTENTS

                                                                    PAGE
ARTICLE I DEFINITIONS; PRINCIPLES OF INTERPRETATION ................   1
   Section 1.01  Definitions .......................................   1
   Section 1.02  Interpretation and Rules of Construction ..........   1

ARTICLE II  CLOSING ................................................   1
   Section 2.01  Closing ...........................................   1
   Section 2.02  Transactions at the Closing .......................   1
   Section 2.03  Closing Deliveries ................................   1
   Section 2.04  Contemporaneous Closings ..........................   1

ARTICLE III REPRESENTATIONS AND WARRANTIES OF THE COMPANY ..........   1
   Section 3.01  Existence and Power ...............................   1
   Section 3.02  Authorization/Enforcement/Valid Issuance ..........   1
   Section 3.03  Governmental Authorization ........................   1
   Section 3.04  Noncontravention ..................................   1
   Section 3.05  Finders' Fees .....................................   1
   Section 3.06  Public Reports; Financial Statements ..............   1
   Section 3.07  Absence of Certain Changes Since Balance Sheet
                 Date...............................................   1
   Section 3.08  Litigation; Regulatory Compliance .................   1
   Section 3.09  Compliance with Laws ..............................   1
   Section 3.10  Licenses and Permits ..............................   1
   Section 3.11  Affiliate Transactions ............................   1
   Section 3.12  Accounting Controls ...............................   1
   Section 3.13  Private Placement .................................   1
   Section 3.14  Non-Investment Company ............................   1
   Section 3.15  U.S. Real Property Holding Corporation ............   1
   Section 3.16  Nasdaq National Market ............................   1
   Section 3.17  Application of Takeover Protections ...............   1
   Section 3.18  Disclosure ........................................   1
   Section 3.19  Acknowledgment Regarding Holders ..................   1

ARTICLE IV REPRESENTATIONS AND WARRANTIES OF EACH HOLDER ...........   1
   Section 4.01  Existence and Power ...............................   1
   Section 4.02  Authorization .....................................   1
   Section 4.03  Governmental Authorization ........................   1
   Section 4.04  Noncontravention ..................................   1
   Section 4.05  Title to Repurchased Shares and Existing Warrants .   1
   Section 4.06  Private Placement .................................   1
   Section 4.07  Access to Information .............................   1
   Section 4.08  General Solicitation ..............................   1
   Section 4.09  Reliance ..........................................   1
   Section 4.10  Absence of Litigation .............................   1

   Section 4.11  Finders' Fees .....................................   1
   Section 4.12  Representations Exclusive .........................   1

ARTICLE V  AGREEMENTS OF THE PARTIES ...............................   1
   Section 5.01  Further Assurances ................................   1
   Section 5.02  Securities Laws Disclosure; Publicity .............   1
   Section 5.03  Additional Series B Matters .......................   1
   Section 5.04  Transfer Restrictions .............................   1
   Section 5.05  Acknowledgment of Dilution ........................   1
   Section 5.06  Integration .......................................   1
   Section 5.07  Reservation and Listing of Securities .............   1
   Section 5.08  Conversion and Exercise Procedures ................   1
   Section 5.09  Survival/Indemnification ..........................   1
   Section 5.10  Shareholders Rights Planv1
   Section 5.11  General Release ...................................   1
   Section 5.12  Transfer of Series B Preferred Stock ..............   1
   Section 5.13  Update of Disclosure ..............................   1
   Section 5.14  Rule 144 ..........................................   1
   Section 5.15  Series C Notes ....................................   1

ARTICLE VI  CONDITIONS TO CLOSING ..................................   1
   Section 6.01  Conditions to Each Holder's Obliga1ions
   Section 6.02  Conditions to Company's Obligations ...............   1

ARTICLE VII  MISCELLANEOUS .........................................   1
   Section 7.01  Notices ...........................................   1
   Section 7.02  Amendments and Waivers ............................   1
   Section 7.03  Expenses; Documentary Taxes .......................   1
   Section 7.04  Termination .......................................   1
   Section 7.05  Successors and Assigns ............................   1
   Section 7.06  Governing Law; Venue; Waiver Of Jury Trial ........   1
   Section 7.07  Counterparts; Facsimile Signatures; Effectiveness .   1
   Section 7.08  Entire Agreement ..................................   1
   Section 7.09  Headings ..........................................   1
   Section 7.10  Remedies ..........................................   1
   Section 7.11  Payment Set Aside .................................   1
   Section 7.12  Usury .............................................   1
   Section 7.13  Independent Nature of Holders .....................   1

                                    SCHEDULES

SCHEDULE A -- SECURITYHOLDERS
SCHEDULE B -- SHARES OF SERIES B PREFERRED STOCK
SCHEDULE C -- EXISTING WARRANTS
SCHEDULE D -- REPURCHASED SHARES
SCHEDULE E -- NEW WARRANT SHARE AMOUNTS AND EXPIRATION DATES

SCHEDULE F -- LEGAL OPINION
SCHEDULE 3.04 -- REQUIRED CONSENTS
SCHEDULE 5.11 --


                                    EXHIBITS

EXHIBIT A -- FORM OF NEW WARRANT
EXHIBIT B -- FORM OF SERIES C NOTE
EXHIBIT C -- FORM OF AMENDMENT AND TERMINATION AGREEMENT
EXHIBIT D -- FORM OF VOTING AGREEMENT AND IRREVOCABLE PROXY

                        REPURCHASE AND EXCHANGE AGREEMENT

       This REPURCHASE AND EXCHANGE Agreement (this "AGREEMENT"), dated as of June 1, 2003, is by and among Aspen Technology, Inc., a Delaware corporation (the "COMPANY"), and the securityholders of the Company identified on SCHEDULE A (each, a "HOLDER," and collectively, the "HOLDERS").

                                   BACKGROUND

       A. The Holders are holders of (i) shares of Series B-I Convertible Preferred Stock, par value $0.10 per share, of the Company (the "SERIES B-I PREFERRED STOCK") and Series B-II Convertible Preferred Stock, par value $0.10 per share, of the Company (the "SERIES B-II PREFERRED STOCK" and, together with the Series B-I Preferred Stock, the "SERIES B PREFERRED STOCK"), as identified with respect to each Holder on SCHEDULE B, and (ii) certain warrants (as amended, each an "EXISTING WARRANT") to acquire shares of Common Stock, par value $0.10 per share, of the Company (the "COMMON STOCK"), as identified with respect to each Holder on SCHEDULE C.

       B. Contemporaneously herewith, the Company is entering into the Securities Purchase Agreement, dated as of even date herewith, by and among the Company and the several purchasers named on Schedule 2.01 thereto (as it may be amended hereafter, the "SERIES D AGREEMENT"), providing for, among other things, the issuance by the Company of shares of Series D-2 Convertible Preferred Stock, par value $0.10 per share, of the Company (the "SERIES D-2 PREFERRED STOCK") and warrants to purchase Common Stock of the Company ("Series D Warrants") to the Holders in exchange for a portion of the shares of Series B Preferred Stock held by each Holder.

       C. Contemporaneously with the completion of the transactions contemplated by the Series D Agreement (the "SERIES D CLOSING"), (i) the Company desires to repurchase all of the shares of Series B Preferred Stock held by each Holder that are not exchanged for shares of Series D-2 Preferred Stock and Series D Warrants pursuant to the Series D Agreement (such shares of Series B Preferred Stock, the "REPURCHASED SHARES") from the Holders for cash as more fully set forth in SCHEDULE D, and the Holders desire to so sell the Repurchased Shares to the Company, and (ii) the Company and the Holders desire to exchange the Existing Warrants for certain newly issued warrants to acquire shares of Common Stock, in each case as further described in, and on the terms and conditions of, this Agreement.

       D. The Company and the Holders further desire to provide for (i) certain additional rights of the Holders in consideration for entering into this Agreement, (ii) an understanding effective for the periods described herein regarding certain of the Company's and the Holders' rights under the Certificate of Designations filed by the Company with the Secretary of State of the State of Delaware on March 19, 2002, setting forth the designation, number of shares, powers, preferences, rights, qualifications, limitations and restrictions of the Series B Preferred Stock (the "SERIES B CERTIFICATE OF DESIGNATIONS"), (iii) certain representations, warranties and covenants of the Company and the Holders with respect to the transactions contemplated by this Agreement, and (iv) certain other matters set forth herein, in each case as further described in, and on the terms and conditions of, this Agreement.

                                    AGREEMENT

       NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein, the parties hereto agree as follows:



                                   ARTICLE I
                    DEFINITIONS; PRINCIPLES OF INTERPRETATION

       Section 1.01 DEFINITIONS.

            (a) Capitalized terms used in this Agreement without definition shall have the respective meanings given them in the Series D Agreement.

            (b) The following terms, as used herein, have the following meanings:

            "AMENDMENT AND TERMINATION AGREEMENT" means the Amendment and Termination Agreement, substantially in the form of EXHIBIT C, by and among the Company and the Holders terminating certain rights under the Series B Purchase Agreement and the related Amended and Restated Registration Rights Agreement.

            "CONFIDENTIALITY AGREEMENT" means each of (i) the letter agreement, dated April 29, 2003, between the Company and Cavallo Capital Corp., and (ii) the letter agreement, dated April 29, 2003, between the Company and Highbridge Capital Management LLC.

            "EQUITY CONDITIONS" has the meaning given it in the Series B Certificate of Designations.

            "NEW WARRANT" means each of the warrants to acquire shares of Common Stock, in the form of EXHIBIT A, to be issued to the Holders hereunder in exchange for the Existing Warrants pursuant to Section 2.02(b).

            "REDEMPTION NOTICE" has the meaning given it in the Series B Certificate of Designations.

            "REDEMPTION PRICE" has the meaning given it in the Series B Certificate of Designations.

            "REGISTRATION RIGHTS AGREEMENT" means the Amended and Restated Registration Rights Agreement, dated as of March 19, 2002, among the Company and the Holders.

            "REPURCHASE PRICE" means, with respect to a Holder, the amount equal to the product of (i) the Per Share Repurchase Price and (ii) the number of Repurchased Shares held by such Holder immediately prior to the Closing.

            "SERIES B DOCUMENTS" means this Agreement, the New Warrants, the Amendment and Termination Agreement, and the Series C Notes.

            "SERIES B PURCHASE AGREEMENT" means the Amended and Restated Securities Purchase Agreement, dated as of March 19, 2002, among the Company and the Holders.

            "SERIES C PREFERRED STOCK" means the Series C Preferred Stock, par value $0.10 per share, of the Company.

            "SERIES C NOTES" means a promissory note of the Company in the form of EXHIBIT B.

            "STATED VALUE" has the meaning given it in (a) the Series B Certificate of Designations or (b) the Certificate of Designations filed by the Company with the Secretary of State of the State of Delaware on March 19, 2002, setting forth the designation, number of shares, powers, preferences, rights, qualifications, limitations and restrictions of the Series C Preferred Stock, as the case may be.

            "WARRANT SECURITIES" means, collectively, the New Warrants and the Warrant Shares.

            "WARRANT SHARES" means the shares of Common Stock which may be acquired by a Holder upon exercise by such Holder of such Holder's New Warrant.

            (c) Each of the following terms is defined in the provision hereof identified opposite such term:

       TERM                                               SECTION

       8-K Filing                                         Section 5.02
       Agreement                                          Preamble
       Closing                                            Section 2.01
       Common Stock                                       Background
       Company                                            Preamble
       Company Officer Certificate                        Section 6.01(b)
       Election Date                                      Section 5.03(a)
       Existing Warrants                                  Background
       Expense Reimbursement Amount                       Section 7.03(b)
       Holder                                             Preamble
       Holder Closing Certificate                         Section 6.02(b)
       Holder Liens                                       Section 4.05
       Per Share Repurchase Price                         Section 2.02(a)
       Public Reports                                     Section 3.06
       Repurchased Shares                                 Background
       Series B Certificate of Designations               Background
       Series B Preferred Stock                           Background
       Series B-I Preferred Stock                         Background
       Series B-II Preferred Stock                        Background
       Series C Exchange Right                            Section 5.03(c)
       Series D Agreement                                 Background
       Series D Closing                                   Background

       TERM                                               SECTION
       Series D-2 Preferred Stock                         Background
       Series D Warrants                                  Background


       Section 1.02 INTERPRETATION AND RULES OF CONSTRUCTION. Definitions contained in this Agreement apply to singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such terms. Words in the singular shall be held to include the plural and vice versa, and words of one gender shall be held to include the other gender as the context requires. The terms "hereof," "herein," "hereby" and "herewith" and words of similar import shall, unless otherwise stated, be construed to refer to this Agreement as a whole and not to any particular provision of this Agreement. The terms "includes" and the word "including" and words of similar import shall be deemed to be followed by the words "without limitation." Article, Section and paragraph and Schedule and Exhibit references are to the Articles, Sections and paragraphs of and Schedules and Exhibits to this Agreement unless otherwise specified. The word "or" shall not be exclusive. For purposes of this Agreement, the terms "Company" and "Subsidiary" shall include any entity which is, in whole or in part, a predecessor of the Company or any Subsidiary, unless the context expressly requires otherwise.

                                   ARTICLE II
                                     CLOSING

       Section 2.01 CLOSING. The closing of the transactions contemplated by Sections 2.02 and 2.03 (the "Closing") shall take place at the offices of Hale and Dorr LLP, 60 State Street, Boston, Massachusetts 02109, contemporaneously with the Series D Closing, or at such other time and place as the Company and the Holders mutually agree upon in writing (the "CLOSING DATE").

       Section 2.02 TRANSACTIONS AT THE CLOSING. At the Closing:

            (a) The Company shall repurchase from each Holder, and each Holder shall sell to the Company, all of such Holder's Repurchased Shares, including any accrued dividends thereon on the Closing Date, at the price per share of $850.00 plus an amount in cash or Common Stock equal to the accrued dividends on such share through the Closing Date (the "PER SHARE REPURCHASE PRICE"); PROVIDED, HOWEVER, that (x) Common Stock may only be used to pay dividends if
(I) all conditions provided in clauses (ii) and (iii) of the definition of "Equity Conditions" contained in the Series B Certificate of Designations are satisfied at such time and (II) such issuance would be permitted without violating the rules or regulations of any Trading Market (as defined in the Series B Certificate of Designations) and (y) if Common Stock is to be used to pay dividends, (i) the Company shall send to the Holders irrevocable notice of the Company's intention to do so at least ten Trading Days prior to the Closing and shall specify the Closing Date, (ii) the total number of shares of Common Stock issuable in payment of accrued dividends shall be calculated as set forth in Section 3(e) of the Series B Certificate of Designations, and two Trading Days prior to the Closing Date shall be for such purposes the "dividend payment date." For purposes of clarity, the aforesaid dividends shall be paid at the Closing by crediting the number of shares of Common Stock to which each Holder shall be entitled for such dividend to such Holder's balance account with The Depository Trust

Corporation through its Deposit Withdrawal Agent Commission System specified in writing to the Company by each Holder prior to the Closing.

            (b) Each Holder shall exchange each Existing Warrant held by such Holder for a New Warrant exercisable for the number of shares of Common Stock, and with the expiration date, specified with respect to such New Warrant on SCHEDULE E; and

            (c) The Registration Rights Agreement and the effectiveness of Sections 4.7 and 4.12 of the Series B Purchase Agreement shall be amended or terminated, as applicable, by execution and delivery of the Amendment and Termination Agreement by all parties thereto.

       Section 2.03 CLOSING DELIVERIES.

            (a) At the Closing, the Company shall deliver or cause to be delivered to each Holder the following:

                   (i) the amount of such Holder's Repurchase Price, in United States dollars and in immediately available funds, by wire transfer to an account designated by such Holder to the Company in writing for such purpose;

                   (ii) a New Warrant in definitive form and registered in the name of such Holder or an Affiliate of such Holder designated by such Holder to the Company in writing not later than two Business Days prior to the Closing Date, pursuant to which such Holder (or Affiliate) shall have the right to acquire that number of shares of Common Stock, and which shall have the expiration date, set forth opposite such Holder's name on SCHEDULE E;

                   (iii) the Amendment and Termination Agreement, duly executed by the Company;

                   (iv) the legal opinion of Company Counsel in the form of EXHIBIT F, executed by such counsel and delivered to the Holders;

                   (v) the Company Officer Certificate executed by an appropriate officer of the Company; and

                   (vi) any other documents reasonably requested by the Holders in connection with the Closing.

            (b) At the Closing, each Holder shall deliver or cause to be delivered to the Company the following:

                   (i) one or more stock certificates evidencing all of such Holder's Repurchased Shares, duly endorsed in blank or with stock powers or other instruments of transfer thereof reasonably acceptable to the Company and duly executed by such Holder, for cancellation by the Company, or in lieu of the foregoing, an indemnification undertaking reasonably satisfactory to the Company;

                   (ii) each Existing Warrant identified with respect to such Holder on SCHEDULE C, together with an instrument of transfer thereof reasonably acceptable to the Company and duly executed by such Holder, for cancellation by the Company, or in lieu of the foregoing, an indemnification undertaking reasonably satisfactory to the Company;

                   (iii) the Amendment and Termination Agreement, duly executed by such Holder; and

                   (iv) the Holder Closing Certificate executed by a duly authorized representative of such Holder.

            (c) At the Closing, each Holder shall deliver or cause to be delivered to each other Holder the Amendment and Termination Agreement, duly executed by the delivering Holder.

       Section 2.04 CONTEMPORANEOUS CLOSINGS. The obligations described in Sections 2.02 and 2.03 above of the Company and each Holder at the Closing shall be satisfied contemporaneously with, and only contemporaneously with, the Series D Closing. The Series D Closing shall occur contemporaneously with, and only contemporaneously with, the Closing hereunder.


                                  ARTICLE III
                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

       Except as set forth in the disclosure letter to the Series D Agreement, dated the date of this Agreement (the "DISCLOSURE LETTER"), the Company hereby represents and warrants to the Holders, as of the date hereof and as of the Closing Date, as set forth below. The disclosure letter in the Series D Agreement is arranged in sections corresponding to Sections contained in that Agreement, and the disclosures in any section of that Disclosure Letter shall qualify (i) the sections of this Agreement referencing the Disclosure Letter section and (ii) all other sections to this Agreement to the extent (notwithstanding the absence of a specific cross reference) that such disclosure reasonably relates to other sections to this Agreement.

       Section 3.01 EXISTENCE AND POWER. The Company (a) is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware; (b) has the full corporate power to own, lease and operate its properties and assets and to carry on its business as now conducted; and (c) is duly qualified to transact business as a foreign corporation and is in good standing in each jurisdiction in which the failure so to qualify would have, or would reasonably be expected to have, a Material Adverse Effect.

       Section 3.02 AUTHORIZATION/ENFORCEMENT/VALID ISSUANCE. The execution, delivery and performance by the Company of this Agreement and the other Series B Documents and the consummation by the Company of the transactions contemplated hereby and thereby are within the Company's corporate powers and have been duly authorized by all necessary corporate action on the part of Company. This Agreement and each of the other Series B Documents each constitute, or will constitute upon execution, a valid and binding agreement of the Company, enforceable against the Company in accordance with their respective terms. Without limiting the foregoing: (w) the Company has full corporate power and authority to execute and deliver the Series C Notes and to perform all of the obligations thereunder, and all necessary corporate action has been taken by the Company in connection therewith, (x) the Series C Notes, upon delivery, will constitute the legal, valid, and binding obligations of the Company, enforceable against the Company in accordance with their terms, (y) the New Warrants, when issued in accordance with the terms of this Agreement, (i) will be duly and validly issued, fully paid and nonassessable, (ii) will constitute the legal, valid, and binding obligations of the Company, enforceable against the Company in accordance with their terms, (iii) will be free and clear of all Liens, (iv) shall not be subject to preemptive rights or similar rights of stockholders and
(v) based in part on the representations of the Holders in this Agreement, shall be issued in compliance with all applicable federal and state securities laws, as presently in effect, and (z) the shares of Common Stock issuable upon exercise of the New Warrants have been duly and validly reserved for issuance and, upon issuance in accordance with the terms of the New Warrants, (i) shall be duly and validly issued, fully paid and nonassessable, (ii) shall be free and clear of all Liens, and (iii) based in part on the representations of the Holders in this Agreement and in the New Warrants (including the required notice of exercise), shall be issued in compliance with all applicable federal and state securities laws, as presently in effect.

       Section 3.03 GOVERNMENTAL AUTHORIZATION. The execution, delivery and performance by the Company of this Agreement and each other Series B Documents and the consummation of the transactions contemplated hereby and thereby require no action by or in respect of, or filing with, any governmental body, agency or official by the Company other than (a) the filing of the Certificate of Designation and the Charter Amendment with the Secretary of State of Delaware,
(b) any filings, authorizations, consents and approvals as may be required under the HSR Act; (c) the filing by the Company with the Commission of such reports and other documents under the Securities Act or the Exchange Act as may be required in connection with this Agreement and the other Series B Documents and the transactions contemplated hereby and thereby to be effected at or prior to the Closing, and filings required to be made pursuant to the rules of Nasdaq;
(d) any necessary filings with any state securities commission under state blue sky laws or filings under the Securities Act, the Exchange Act and/or pursuant to Nasdaq rules in connection with a registration of securities pursuant to the Investor Rights Agreement; and (e) filings, notices or novations required with respect to customer contracts with governmental customers. The execution and delivery by the Company of this Agreement and each of the other Series B Documents and the performance by the Company of its obligations set forth in
Article V require no action by or in respect of, or filing with any governmental body agency or official by the Company (other than as specifically contemplated by Article V).

       Section 3.04 NONCONTRAVENTION. The execution, delivery and performance by the Company of this Agreement and each other Series B Documents and the consummation of the transactions contemplated hereby and thereby do not and will not (a) violate the certificate of incorporation or bylaws of the Company, (b) violate the certificate of incorporation, bylaws, operating, limited liability or partnership agreement of any Subsidiary, (c) violate any material law, rule, regulation, judgment, injunction, order or decree applicable to the Company or any Subsidiary, (d) except as contemplated by Section 3.03 (other than SECTION 3.03(e)) or as otherwise disclosed on SCHEDULE 3.04 of the Disclosure Letter, require any consent or other action by any Person under, constitute a default under, or give rise to termination, cancellation or acceleration of any right or obligation of the Company or any Subsidiary or to a loss of any benefit to which the Company or any Subsidiary is entitled under, and are not inconsistent with, any provision of any Material Contract binding upon the Company or any Subsidiary, in each case in a manner that would individually or in the aggregate have a Material Adverse Effect, or (e) result in the creation or imposition of any Lien on any material asset of the Company or any Subsidiary. Except for the consent of Silicon Valley Bank (which has been obtained), the execution, delivery and performance by the Company of this Agreement and each other Series B Documents and the consummation of the transactions contemplated by Article V hereof do not and will not require any consent or other action by any Person under, constitute a default under, or give rise to termination, cancellation or acceleration of any right or obligation of the Company or any Subsidiary or to a loss of any benefit to which the Company or any Subsidiary is entitled under, and are not inconsistent with, any provision of any Material Contract binding upon the Company or any Subsidiary, in each case in a manner that would individually or in the aggregate have a Material Adverse Effect.

       Section 3.05 FINDERS' FEES. Other than for the fees and disbursements in the amounts and to the entities described in SCHEDULE 3.21 of the Disclosure Letter (all of which shall be paid by the Company) and except for the fees and expenses of the Purchasers to be paid by the Company pursuant to the terms of the Series D Agreement, no investment banker, broker, finder or other intermediary has been retained by or is authorized to act on behalf of the Company or any Subsidiary who might be entitled to any fee or commission in connection with the transactions contemplated by this Agreement and the other Series B Documents.

       Section 3.06 PUBLIC REPORTS; FINANCIAL STATEMENTS.

            (a) Since July 1, 2002, the Company has filed with the Commission all forms, reports, schedules, proxy statements (collectively, and in each case including all exhibits and schedules thereto and documents incorporated by reference therein and including all registration statements and prospectuses filed with the Commission, the "PUBLIC REPORTS") required to be filed by the Company with the Commission. As of its date of filing, except to the extent otherwise disclosed in subsequently filed Public Reports, each Public Report complied in all material respects with the requirements of the Securities Act and the Exchange Act, as applicable, and the rules and regulations promulgated thereunder and, except to the extent revised or superseded by a subsequent filing with the Commission prior to the date hereof, none of such Public Reports (including any and all financial statements included therein) when filed contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements made therein not misleading, in light of the circumstances under which they were made.

            (b) Except to the extent otherwise disclosed in Public Reports, each of the consolidated financial statements (including the notes thereto) included in the Public Reports complied as to form in all material respects, as of its date of filing with the Commission, with applicable accounting requirements and the published rules and regulations of the Commission with respect thereto, was prepared in accordance with GAAP (except as may otherwise be indicated in the notes thereto) and fairly presents in all material respects the consolidated financial position of Company and its consolidated Subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods then ended (subject, in the case of unaudited financial statements, to (i) normal year-end adjustments, (ii) the absence of footnote disclosure required to be included in audited financial statements and (iii) as otherwise permitted by the Commission on Form 10-Q under the Exchange Act, which collectively were not or are not expected to be in the aggregate material).

            (c) The information set forth in Schedule 3.07(c) of the Disclosure Letter is true and accurate.

       Section 3.07 ABSENCE OF CERTAIN CHANGES SINCE BALANCE SHEET DATE. The Company and the Subsidiaries have conducted their businesses since the Balance Sheet Date in the ordinary course. Without limiting the generality of the foregoing, since the Balance Sheet Date, except as disclosed in SCHEDULE 3.08 of the Disclosure Letter, there has not been any:

            (a) event or series of related events which, individually or in the aggregate, has had or would reasonably be expected to have a Material Adverse Effect;

            (b) notice, whether written or oral, received by the Company from any staff member of the FTC or other FTC personnel regarding the FTC Investigation that the Bureau of Competition, or office of comparable authority, of the FTC has made, or has concluded that it will make, a recommendation to the Commissioners of the FTC that the Company or any Subsidiary will be required to take any action, or that the FTC intends to initiate litigation against the Company or any Subsidiary, in each case, which would, or would reasonably be expected to, result in the Company's inability to satisfy the conditions set forth in SECTION 7.01(h) of the Series D Agreement;

            (c) declaration, setting aside or payment of any dividend or other distribution with respect to any shares of capital stock of the Company (other than dividends on the Series B Preferred Stock paid in shares of Common Stock), or any repurchase, redemption or other acquisition by the Company or any Subsidiary of any outstanding shares of capital stock or other securities of the Company or any Subsidiary;

            (d) incurrence, assumption or guarantee by the Company or any Subsidiary of any Indebtedness, other than in the ordinary course of business, consistent with past practices and which, individually or in the aggregate, has not had, and would not reasonably be expected to have, a Material Adverse Effect;

            (e) creation or other incurrence by the Company or any Subsidiary of any Lien on any material asset other than in the ordinary course of business consistent with past practices;

            (f) making of any loan, advance or capital contributions to or investment by the Company or any Subsidiary in any Person, other than (i) loans, advances or capital contributions to or investments in wholly-owned Subsidiaries and (ii) loans to employees to advance reasonable and customary expenses to be incurred by them in the performance of their duties on behalf of the Company or any Subsidiary, in each case made in the ordinary course of business consistent with past practices;

            (g) acquisition, disposition or similar transaction by the Company or any Subsidiary involving any material assets, properties or liabilities (other than sales of inventory in the ordinary course of business consistent with past practices), whether by merger, purchase or sale of stock, purchase or sale of assets or otherwise;

            (h) damage, destruction or other casualty loss (whether or not covered by insurance) which has not had, or would reasonably be expected to have, a Material Adverse Effect;

            (i) Tax election or change in any method of accounting or accounting practice by the Company or any Subsidiary, except for any such change after the date hereof required by reason of a concurrent change in U.S. generally accepted accounting principles;

            (j) resignation or, except as approved by the Board, any termination or removal of any Executive Officers;

            (k) increase in the compensation of, or Employee Benefits made available to, any of the Executive Officers or in the rate of pay or Employee Benefits of any of its employees, except as part of regular compensation increases in the ordinary course consistent with past practices;

            (l) labor dispute, other than routine individual grievances, or written notice of any, or, to the Company's Knowledge, any threatened, activity or proceeding by a labor union or representative thereof to organize any employees of the Company or any Subsidiary, which employees were not subject to a collective bargaining agreement at the Balance Sheet Date, or any lockouts, strikes, slowdowns, or work stoppages by or with respect to any employees of the Company or any Subsidiary, nor, to the Company's Knowledge, has any Person threatened to initiate any such activity;

            (m) Material Contract (other than the Transaction Documents) entered into, or any relinquishment or waiver by the Company or any Subsidiary of any material right under any Material Contract, and none of the Company or any of its Subsidiaries has taken or omitted to take, and, to the Company's Knowledge, no third party has taken or omitted to take, any action that constitutes, or would with the passage of time constitute, a default under any Material Contract; or

            (n) (i) "plant closing" (as defined in the WARN Act), or (ii) "mass layoff" (as defined in the WARN Act); nor has the Company or any of the Subsidiaries engaged in or given notice of layoffs or employment terminations sufficient in number to trigger application of any similar state or local law, with respect to which, under either (i) or (ii) above or under state or local law, the Company or any of the Subsidiaries has any current liability material to the Company and the Subsidiaries taken as a whole.

       Section 3.08 LITIGATION; REGULATORY COMPLIANCE.

            (a) Except as set forth in SCHEDULE 3.10(a) of the Disclosure Letter, none of the Company or any of the Significant Subsidiaries has been served with, or has otherwise received written notice of, any Suit against the Company or any of the Significant Subsidiaries and, to the Company's Knowledge, no Suit is pending against the Company or any Significant Subsidiary for which service of process or other written notice has not yet been received. To the Company's

Knowledge, (i) no Suit has been threatened against the Company or any of the Significant Subsidiaries, or as to matters related to the business of the Company or any of its current or former Subsidiaries, against any Affiliate of the Company or any of the Subsidiaries, and (ii) there is no reasonable basis upon which any Suit may be initiated against the Company or any of the Significant Subsidiaries, in each case, which is reasonably expected to have a Material Adverse Effect.

            (b) Except as set forth in SCHEDULE 3.10(c) of the Disclosure Letter, neither the Company nor any Subsidiary is party to or bound by (i) any agreement to pay damages or fines to, or provide indemnification, contribution or expense reimbursement to any Person with respect to any Active Proceedings, or (ii) any release of any claims that it may have against any Person with respect to any matter that is the subject of the Active Proceedings. No such Person has given written notice to the Company or any of the Subsidiaries of its intention to seek such indemnification or expense reimbursement.

            (c) Neither the Company nor any Subsidiary is a named party in any material outstanding order, writ, injunction, judgment, arbitration award or decree of any court, arbitrator, government agency, or instrumentality.

       Section 3.09 COMPLIANCE WITH LAWS.

            (a) The Company and each of the Subsidiaries has complied with, is not in violation of, and has not received any written notices alleging any violation with respect to, any applicable provisions of any Laws with respect to the conduct of its business, or the ownership or operation of its properties or assets, except for failures to comply or violations that have not had, and would not reasonably be expected to have, a Material Adverse Effect.

            (b) The Company has had in effect a policy regarding insider trading since at least January 1997, and the Company is not aware of any violation thereof.

       Section 3.10 LICENSES AND PERMITS. The Company and each of the Subsidiaries has all material Permits necessary to permit the ownership of property and the conduct of business as presently conducted by the Company and the Subsidiaries, and all such Permits are valid and in full force and effect. No such Permit is reasonably expected to be terminated as a result of the execution of this Agreement, the Transaction Documents or consummation of the transactions contemplated hereby or thereby.

       Section 3.11 AFFILIATE TRANSACTIONS. Since June 30, 2002, all transactions (other than those relating to services as directors or employees) between or among the Company or any Subsidiary, on the one hand, and any Affiliate of the Company (other than a Subsidiary), on the other hand, have been in the ordinary course of business, consistent with past practices, and have been on fair and reasonable terms, no less favorable to the Company or any Subsidiary than such terms as reasonably could be expected to be obtained in a comparable arm's-length transaction with an unaffiliated Person.

       Section 3.12 ACCOUNTING CONTROLS. The Company maintains a system of internal accounting controls sufficient to provide reasonable assurances that
(a) transactions are executed in accordance with management's general or specific authorizations, (b) transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles and to maintain assets accountability, (c) access to assets is permitted only in accordance with management's general or specific authorization and (d) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

       Section 3.13 PRIVATE PLACEMENT. Neither the Company, nor any Person authorized to, or with authority to, act on its behalf, has engaged in a general solicitation or general advertising (within the meaning of Regulation D of the Securities Act) of investors with respect to offers or sales of the New Warrants. The Company has not, directly or indirectly, sold, offered for sale, solicited offers to buy or otherwise negotiated in respect of, any security (as defined in the Securities Act) which is or will be integrated with the New Warrants sold pursuant to this Agreement.

       Section 3.14 NON-INVESTMENT COMPANY. The Company has been advised of the rules and requirements under the Investment Company Act. The Company is not, and immediately after receipt of payment for the New Warrants will not be, an "investment company" or an entity "controlled" by an "investment company" within the meaning of the Investment Company Act.

       Section 3.15 U.S. REAL PROPERTY HOLDING CORPORATION. The Company is not now, and has never been a "United States Real Property Holding Corporation" as defined in Section 897(c)(2) of the Code and Section 1.897-2(b) of the Treasury Regulations promulgated thereunder.

       Section 3.16 NASDAQ NATIONAL MARKET. The Common Stock is registered pursuant to Section 12(b) of the Exchange Act and is listed on the Nasdaq National Market under the symbol "AZPN," and, except as contemplated by this Agreement, the Company has taken no action designed to, or expected to have the effect of, terminating the registration of the Common Stock under the Exchange Act or delisting the Common Stock from the Nasdaq National Market. Except as set forth in SCHEDULE 3.23 of the Disclosure Letter, the Company has not received any notification that the Commission or Nasdaq is contemplating terminating such registration or listing. The Company is not currently in violation of the Nasdaq listing standards. There are no matters with respect to which the Company has received notice of violation or deficiency from Nasdaq that, to the Company's Knowledge, remain open or unresolved.

       Section 3.17 APPLICATION OF TAKEOVER PROTECTIONS. The Company and its Board of Directors have taken all necessary action, if any, in order to render inapplicable any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or other similar anti-takeover provision under the Company's certificate of incorporation or the laws of its state of incorporation that is or could become applicable to the Holders or the Purchasers as a result of the Holders or Purchasers, as applicable, and the Company fulfilling their obligations or exercising their rights under the Series B Documents or the Series D Agreement.

       Section 3.18 DISCLOSURE. The Company confirms that neither it nor any other Person acting on its behalf has provided any of the Holders or their agents or counsel with any information that constitutes or could reasonably be expected to constitute material, nonpublic information (other than information to be disclosed in the 8-K Filing). The Company understands and confirms that each of the Holders will rely on the foregoing representations in effecting transactions in securities of the Company. The Company acknowledges and agrees that no Holder makes or has made any representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth in Article IV below and those specifically made in Article IV of the Series D Agreement.

       Section 3.19 ACKNOWLEDGMENT REGARDING HOLDERS. The Company acknowledges and agrees that each of the Holders is acting solely in the capacity of an arm's length party with respect to this Agreement and the transactions contemplated hereby. The Company further acknowledges that no Holder is acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to this Agreement and the transactions contemplated hereby. The Company confirms that it has been advised (and knows of no facts as a basis to doubt) that each of the Holders is acting solely in the capacity of an individual arm's length party with respect to this Agreement and the transactions contemplated hereby and that no Holder is acting as a financial advisor or fiduciary (or in any similar capacity) of or for any other Holder with respect to this Agreement and the transactions contemplated hereby. The Company further represents to each Holder that the Company's decision to enter into this Agreement has been based solely on the independent evaluation of the Company and its representatives.


                                   ARTICLE IV
                  REPRESENTATIONS AND WARRANTIES OF EACH HOLDER

       Each Holder, severally as to itself and no other Holder, hereby represents and warrants to the Company and to each other Holder, as of the date hereof and (except where there is a specific reference to the date hereof) as of the Closing Date, that:

       Section 4.01 EXISTENCE AND POWER. Such Holder is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization.

       Section 4.02 AUTHORIZATION. Such Holder has the requisite corporate power to execute, deliver and perform its obligations under this Agreement and the other Series B Documents to which it is a party and has taken all necessary action to authorize the execution and delivery by it of this Agreement and such other Series B Documents. This Agreement constitutes, and each of the other Series B Documents, when executed and delivered by such Holder, will constitute, a valid and binding agreement of such Holder, enforceable against such Holder in accordance with its terms.

       Section 4.03 GOVERNMENTAL AUTHORIZATION. The execution, delivery and performance by such Holder of this Agreement and the other Series B Documents to which it is a party, and the consummation of the transactions contemplated hereby and thereby, require no material approval of, or material filing with, any governmental body, agency or official, in each case to be made or obtained by such Holder, other than the filing by such Holder with the Commission of such reports under the Exchange Act as may be required in connection with this Agreement and the other Series B Documents and the transactions contemplated hereby and thereby to be effected at or prior to the Closing, and such filings as may be required to be made pursuant to Nasdaq rules.

       Section 4.04 NONCONTRAVENTION. The execution, delivery and performance by such Holder of this Agreement and the other Series B Documents to which it is a party, and the consummation by such Holder of the transactions contemplated hereby and thereby, do not and will not violate the organizational documents of such Holder, if such Holder is other than a natural person, or any applicable material law, rule, regulation, judgment, injunction, order or decree in effect on the date hereof and applicable to such Holder.

       Section 4.05 TITLE TO REPURCHASED SHARES AND EXISTING WARRANTS. Such Holder has good and valid title to (i) the shares of Series B Preferred Stock identified with respect to such Holder on SCHEDULE B, and (ii) the Existing Warrant identified with respect to such Holder on SCHEDULE C, in each case free and clear of any and all Liens, other than Liens created by the Company or arising from any act or omission (where the Company has an obligation to act) of the Company, and other than restrictions imposed by Law, under the "Transaction Documents" (as defined in the Series B Purchase Agreement) or under any other agreement between such Holder and the Company or the organizational documents of the Company (collectively, the "HOLDER LIENS"). After the consummation of the repurchase by the Company from Holders of the Repurchase Shares pursuant hereto and the exchange by such Holder of shares of Series B Preferred Stock for shares of Series D-2 Preferred Stock and Series D Warrants pursuant to the Series D Agreement, such Holder will own no shares of Series B Preferred Stock, whether beneficially or of record.

       Section 4.06 PRIVATE PLACEMENT. Such Holder is acquiring the applicable New Warrant pursuant to this Agreement for investment and not with a view to the resale or distribution thereof or the Warrant Shares or any interest therein other than in a transaction that is registered or exempt from registration under the Securities Act; PROVIDED that this representation is without prejudice to such Holder's right to dispose of such New Warrant or the Warrant Shares in compliance with such New Warrant and applicable securities laws. Nothing contained herein shall be deemed a representation or warranty by such Holder to hold the Warrant Securities for any period of time. Such Holder does not have any agreement or understanding, directly or indirectly, with any Person to distribute any of the Warrant Securities. At all times since the time such Holder was initially offered the New Warrant, such Holder has been an "accredited investor" as such term is defined in Regulation D under the Securities Act.

       Section 4.07 ACCESS TO INFORMATION. Such Holder acknowledges that it has been afforded: (a) the opportunity to ask such questions as it has deemed necessary of, and to receive answers from, representatives of the Company concerning the terms and conditions of the offering of the New Warrants and the merits and risks of investing in the Warrant Securities; (b) access to information about the Company and the Subsidiaries and their respective financial condition sufficient to enable it to evaluate its investment; and (c) the opportunity to obtain such additional information that the Company possesses or can acquire without unreasonable effort or expense that is necessary to make an informed investment decision with respect to the investment. Neither such inquiries nor any other investigation conducted by or on behalf of such Holder or its representatives or counsel, nor any other provisions of this Section 4.07, shall modify, amend or affect such Holder's right to rely on the truth, accuracy and completeness of the representations and warranties contained in this Agreement, any other Series B Document or the Series D Agreement.

       Section 4.08 GENERAL SOLICITATION. Such Holder is not acquiring the applicable New Warrant as a result of any advertisement, article, notice or other communication regarding the New Warrants published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or any other general solicitation or general advertisement.

       Section 4.09 RELIANCE. Such Holder understands and acknowledges that (a) the applicable New Warrant is being offered and sold to it without registration of such New Warrant or the related Warrant Shares under the Securities Act in a private placement that is exempt from the registration provisions of the Securities Act and (b) the availability of such exemption depends in part on, and the Company will rely upon the accuracy and truthfulness of, the foregoing representations and such Holder hereby consents to such reliance.

       Section 4.10 ABSENCE OF LITIGATION. To the actual knowledge of such Holder, there is no Suit pending or threatened by or before any court or other governmental body or arbitrator against such Holder or any of its Affiliates as of the date hereof in which an unfavorable outcome, ruling or finding in any said matter, or for all such matters taken as a whole, questions this Agreement or any of the other Series B Documents or seeks to or would reasonably be expected to delay or prevent the consummation of the transactions contemplated hereunder or thereunder, or the right of such Holder to execute, deliver and perform hereunder or thereunder.

       Section 4.11 FINDERS' FEES. Except for the fees and expenses to be paid by the Company pursuant to the terms of this Agreement and the Series D Agreement, there is no investment banker, broker, finder or other intermediary which has been retained by such Holder who is or will be entitled to any fee or commission from the Company arising from consummation of the transactions contemplated by this Agreement and the other Series B Documents.

       Section 4.12 REPRESENTATIONS EXCLUSIVE. The Holder acknowledges and agrees that the Company has made no representation or warranty with respect to the transactions contemplated hereby other than those specifically set forth in
Article III above and in the Transaction Documents.


                                   ARTICLE V
                            AGREEMENTS OF THE PARTIES

       Section 5.01 FURTHER ASSURANCES. Each of the Holders, severally as to itself, agrees to use commercially reasonable efforts to cause the conditions to Closing set forth in Sections 6.01(b) and 6.02(d) to be satisfied. The Company agrees to use commercially reasonable efforts to cause the conditions to Closing set forth in Sections 6.01(b), 6.01(c), 6.01(d), 6.01(f), 6.01(g) and 6.01(h) to
be satisfied.

       Section 5.02 SECURITIES LAWS DISCLOSURE; PUBLICITY. The Company shall, within one Trading Day of the date hereof, issue a press release reasonably acceptable to the Holders disclosing all terms of the transactions contemplated hereby, by the other Series B Documents and by the Transaction Documents. The Company shall, within two Trading Days after the date hereof, file a Current Report on Form 8-K with the Commission describing the material terms of the transactions contemplated by the Series B Documents and the Transaction Documents in the form required by the Exchange Act, and attaching the material Series B Documents and material Transaction Documents as exhibits to such Form 8-K (the "8-K FILING"). Thereafter, the Company shall timely file any filings and notices required by the Commission or applicable law with respect to the transactions contemplated hereby and provide copies thereof to the Holders promptly after filing. The Company shall, at least two Trading Days prior to the filing or dissemination of any disclosure required by this paragraph, provide a copy thereof to legal counsel to the Holders for its review, except that with respect to the 8-K Filing as contemplated by the second sentence of this Section 5.02, the Company shall provide such copy thereof to the legal counsel to the Holders for its review by no later than 5:00 P.M., Eastern Standard Time, on the first Trading Day following the date hereof. Counsel to the Holders shall be required to provide all comments that it and the Holders may have on the 8-K Filing by 1:00 P.M., Eastern Standard Time on the second Trading Day following the date hereof. The Company and legal counsel to each Holder shall consult with each other in issuing any press releases or otherwise making public statements or filings and other communications with the Commission or any regulatory agency or Trading Market with respect to the transactions contemplated hereby, by the other Series B Documents and by the Transaction Documents, and no party shall issue any such press release or otherwise make any such public statement, filing or other communication without the prior consent of the other (which consent shall not be unreasonably withheld), except if such disclosure is required by law, in which case the disclosing party shall promptly provide the other party with prior notice of such public statement, filing or other communication. As of the time of the filing of the 8-K Filing with the Commission, no Holder shall be in possession of any material, nonpublic information received from the Company, any of its Subsidiaries or any of its respective officers, directors, employees or agents, that is not disclosed in the 8-K Filing. The Company shall not, and shall cause each of its Subsidiaries and its and each of their respective officers, directors, employees and agents, not to, provide any Holder with any material nonpublic information regarding the Company or any of its Subsidiaries from and after the filing of the 8-K Filing with the Commission without the express written consent of such Holder. In the event of a breach of the foregoing covenant by the Company, any of its Subsidiaries, or any of its or their respective officers, directors, employees and agents, in addition to any other remedy provided herein, the other Series B Documents or in the Transaction Documents, a Holder shall have the right to make a public disclosure, in the form of a press release, public advertisement or otherwise, of any material, nonpublic information without the prior approval by the Company, its Subsidiaries, or any of its or their respective officers, directors, employees or agents. No Holder shall have any liability to the Company, its Subsidiaries, or any of its or their respective officers, directors, employees, shareholders or agents for any such disclosure.

       Section 5.03 ADDITIONAL SERIES B MATTERS.

            (a) Notwithstanding the last sentence of Section 9(a)(iv) of the Series B Certificate of Designations, each of the Holders, severally as to itself, and the Company agrees that if, on or prior to the later of (x) December 31, 2003 or (y) 30 days after the termination of this Agreement (such later date, the "ELECTION DATE"), any Holder duly gives a Redemption Notice to the Company requesting redemption of such Person's shares of Series B Preferred Stock pursuant to Section 9(a) of the Series B Certificate of Designations (and in compliance with Section 5.03(b) hereof), then the Company may pay or cause the payment of the

Redemption Price with respect to the shares of Series B Preferred Stock covered by such Redemption Notice, at the Company's sole option and in its sole discretion, (i) in cash or in Common Stock or in any combination thereof, to the extent the Equity Conditions are satisfied at such time (it being understood that cash or Common Stock shall be used for redemptions if the Equity Conditions are satisfied at such time), and (ii) in cash or in Series C Preferred Stock or in any combination thereof, to the extent the Equity Conditions are not satisfied at such time (it being understood that cash or Series C Preferred Stock shall be used for redemptions if the Equity Conditions are not satisfied at such time).

       Notwithstanding anything to the contrary, including, without limitation, in the Series B Transactions Documents and herein, the Company may not issue any shares of Series C Preferred Stock unless and until (i) the Company has issued the number of shares of Common Stock equal to the Issuable Maximum (as defined in the Series B Purchase Agreement) and (ii) has submitted to its stockholders for a stockholder vote (in accordance with the provisions of the Series B Purchase Agreement), a request to approve the issuance of additional shares of Common Stock (x) in an amount not less than such amount as the Company reasonably estimates would be required to redeem all shares of Series B Preferred Stock pursuant to the applicable provisions of the Series B Certificate of Designations in shares of Common Stock and (y) in a manner such that no further stockholder approval will be required under the Nasdaq Stockholder Approval Rule (as defined in the Series B Purchase Agreement) for the issuances of Underlying Shares (as defined in the Series B Purchase Agreement), and such request shall not have received the requisite vote necessary for such approval at a duly called meeting of the Company's stockholders. From the date of this Agreement through the earliest of (i) December 31, 2003, (ii) the Closing and (iii) termination of this Agreement, the Company shall not accrue any of the quantified penalties set forth in Section 3 of the Registration Rights Agreement. The Company shall not accrue any specifically quantified penalties in the Series B Transaction Documents during the period in which it is seeking the stockholder approval set forth herein. Furthermore, the Company shall not be required to submit any matter to a vote of its stockholders in accordance with the terms of this Section 5.03 (i) prior to the termination of the Series D Agreement, or (ii) if the Company has (x) diligently and in good faith pursued a favorable Nasdaq determination that the applicable stockholder vote will satisfy the Nasdaq Stockholder Approval Rule and (y) after the Company has in good faith exhausted all reasonable courses of action to obtain such favorable determination (including, without limitation, consultation with the Holders and any reasonable modification to this or any other agreement), Nasdaq has nonetheless finally determined that no stockholder vote will satisfy the Nasdaq Stockholder Approval Rule.

            (b) Each of the Holders, severally as to itself, agrees that, after the execution of this Agreement through the earliest of (i) December 31, 2003,
(ii) the Closing and (iii) termination of this Agreement, such Holder shall not request repurchase or redemption of any of the shares of Series B Preferred Stock held by such Holder (whether beneficially or of record) by the Company pursuant to Section 9(a)(i) of the Series B Certificate of Designations during such period, provided that each such Holder's obligations under this Section 5.03(b) shall terminate immediately upon the occurrence of an event described in
Section 1(b)(ii)(D) of the form of Certificate of Designations attached as EXHIBIT A to the Series D Agreement as originally executed. The Company expressly agrees that no failure to act by any Holder during the period described in this Section shall prejudice any rights of a Holder against the Company.

            (c) In the event that the Company issues Series C Preferred Stock as a result of any event occurring on or prior to the End Date (as defined below), each Holder shall have the right (the "SERIES C EXCHANGE RIGHT") with respect to any Series C Preferred Stock that the Company ultimately issues, directly or indirectly, as a result of such event, exercisable at any time on or prior to the thirtieth Trading Day following the delivery of certificates for the applicable Series C Preferred Stock to such Holder (but not thereafter) subject to the limitations contained in this Section 5.03(c), to exchange any or all of the shares of Series C Preferred Stock received or to be received by it for one or more Series C Notes payable to such Holder (or Holder's Affiliate and in such denominations as Holder may request) in the aggregate principal amount equal to the Stated Value (including any accrued dividends) of the shares of Series C Preferred Stock being so exchanged for the Series C Notes. In the event that a Holder indicates in writing prior to receipt of shares of Series C Preferred Stock that it intends to exchange shares of Series C Preferred Stock to be received by such Holder, the Company shall, in lieu of issuing any Series C Preferred Stock it would have otherwise issued, issue one or more Series C Notes payable to such Holder in the aggregate principal amount equal to the Stated Value of the Series C Preferred Stock to have been issued. In no event, however, shall the Company be required to issue nor shall the Holders be entitled to receive an amount of Series C Notes in excess of (i) $60,000,000 less (ii) the amount of cash or Common Stock paid in redemption or repurchase of Series B Preferred Stock on or prior to the issuance of the Series C Note. With respect to each Holder, this Section 5.03(c) shall require that there be an action taken by such Holder within 90 days after the End Date that directly or indirectly ultimately results in the issuance of Series C Preferred Stock, or the Series C Exchange Right shall terminate with respect to such Holder. The "END DATE" shall be the date thirty (30) days after the later of (i) December 31, 2003, if this Agreement is terminated on or before December 1, 2003 or (ii) the termination of this Agreement.

            (d) The Holders agree that notwithstanding anything to the contrary in the Series B Transaction Documents, during any period set forth in Section 5.03(c), (i) any redemption or repurchase of Series B Preferred Stock requested by the Holders pursuant to the Series B Transaction Documents that is based upon the failure of the Company to be permitted under the rules and regulations of the NASDAQ National Market to issue all shares of Common Stock then required to be issued pursuant to the Series B Transaction Documents solely as a result of the absence of the stockholder approval described in Section 5.03(a) above shall be at a price per share of Series B Preferred Stock equal to the initial Stated Value of the Series B Preferred Stock being redeemed plus all accrued but unpaid dividends thereon through the date of payment, and (ii) in such event, none of the Holders (or any transferee hereof) shall be entitled to any Warrant Damage Amount (as defined in the Series B Transaction Documents).

       Section 5.04 TRANSFER RESTRICTIONS.

            (a) Warrant Securities may only be disposed of pursuant to an effective registration statement under the Securities Act or pursuant to an available exemption from the registration requirements of the Securities Act, and in compliance with any applicable state securities laws. In connection with any transfer of Warrant Securities other than pursuant to an effective registration statement or to the Company or pursuant to Rule 144(k), except as otherwise set forth herein, the Company may require the transferor to provide to the Company an opinion of counsel selected by the transferor, the form and substance of which opinion shall be reasonably satisfactory to the Company, to the effect that such transfer does not require registration under the Securities Act. Notwithstanding the foregoing, the Company hereby consents to and agrees to register on the books of the Company and with its transfer agent, without any such legal opinion, any transfer of Warrant Securities by a Holder to an Affiliate of such Holder, PROVIDED that the transferee certifies to the Company that it is an "accredited investor" as defined in Rule 501(a) under the Securities Act and is purchasing such Warrant Securities for investment and not with a view to distributing or reselling such Warrant Securities in violation of securities laws and agrees in writing to be bound by the provisions of this Agreement.

            (b) Each Holder agrees to the imprinting, so long as is required by this Section 5.04(b), of the following legend on any certificate evidencing Warrant Securities:

            THESE SECURITIES HAVE NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN COMPLIANCE WITH APPLICABLE STATE SECURITIES OR BLUE SKY LAWS. THESE SECURITIES AND THE SECURITIES ISSUABLE UPON EXERCISE OF THESE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN SECURED BY SUCH SECURITIES.

Certificates or instruments evidencing Warrant Securities shall not be required to contain such legend or any other legend (i) pursuant to or following any sale of such Warrant Securities pursuant to an effective Registration Statement covering the resale of such Warrant Securities under the Securities Act, (ii) following any sale of such Warrant Securities pursuant to Rule 144, (iii) if such Warrant Securities are eligible for sale under Rule 144(k), or (iv) if such legend is not, in the reasonable opinion of the Company counsel, required under the circumstances under applicable requirements of the Securities Act (including judicial interpretations and pronouncements issued by the Staff of the Commission). Following the effectiveness of the shelf registration statement to be filed pursuant to Section 2.4 of the Investors Rights Agreement or at such earlier time as a legend is no longer required for certain Warrant Securities, the Company will, no later than three Trading Days following the delivery by a Holder to the Company or the Company's transfer agent of a legended certificate or instrument representing such Warrant Securities, deliver or cause to be delivered to such Holder a certificate or instrument, as applicable, representing such Warrant Securities that is free from all restrictive and other legends. The Company may not make any notation on its records or give instructions to any transfer agent of the Company that enlarge the restrictions on transfer set forth in this Section, except as may be required by applicable law.

            (c) The Company acknowledges and agrees that a Holder may from time to time pledge pursuant to a bona fide margin agreement or grant a security interest in some or all of the Warrant Securities and, if required under the terms of such arrangement, such Holder may transfer pledged or secured Warrant Securities to the pledgees or secured parties. Such a pledge or transfer would not be subject to approval of the Company and no legal opinion of the pledgee, secured party or pledgor shall be required in connection therewith except as required by applicable law. Further, no notice shall be required of such pledge. At the appropriate Holder's expense, the Company will execute and deliver such reasonable documentation as a pledgee or secured party of Warrant Securities may reasonably request in connection with a pledge or transfer of the Warrant Securities, including the preparation and filing of any required prospectus supplement under Rule 424(b)(3) of the Securities Act or other applicable provision of the Securities Act to appropriately amend the list of Selling Stockholders thereunder.

       Section 5.05 ACKNOWLEDGMENT OF DILUTION. The Company acknowledges that the issuance of the Warrant Securities will result in dilution of the outstanding shares of Common Stock, which dilution may be substantial under certain market conditions. The Company further acknowledges that, subject to the satisfaction by the Holders of their obligations under the Series B Documents, the Company's obligations under the Series B Documents, including without limitation its obligation to issue the Warrant Securities pursuant to the Series B Documents, are unconditional and absolute and not subject to any right of set off, counterclaim, delay or reduction, regardless of the effect of any such dilution or any claim that the Company may have against any Holder.

       Section 5.06 INTEGRATION. The Company shall not, and shall use its best efforts to ensure that no Affiliate of the Company shall, sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in Section 2 of the Securities Act) that would be integrated with the offer or sale of the Warrant Securities in a manner that would require the registration under the Securities Act of the sale of the Warrant Securities to the Holders, or that would be integrated with the offer or sale of the Warrant Securities for purposes of the rules and regulations of any Trading Market.

       Section 5.07 RESERVATION AND LISTING OF SECURITIES. The Company shall maintain a reserve of a sufficient number of shares of Common Stock for issuance pursuant to the New Warrants of all Warrant Shares that are exercisable from time to time thereunder, less any shares of Common Stock issued upon exercise of the New Warrants.

       Section 5.08 CONVERSION AND EXERCISE PROCEDURES. The exercise requirements included in the Warrants and in the Certificate of Designations set forth the totality of the procedures required in order to exercise the New Warrants or convert the Shares on or after the Closing. No additional legal opinion or other information or instructions shall be necessary to enable the Holders to exercise their New Warrants or convert their Shares except as may be required by law. The Company shall honor exercises of the New Warrants and conversions of the Shares and shall deliver underlying Common Stock in accordance with the terms, conditions and time periods set forth in the Series B Documents or Certificate of Designations, as applicable.

       Section 5.09 SURVIVAL/INDEMNIFICATION.

            (a) All of the representations and warranties of the Company and the Purchasers contained in this Agreement and in the other Transaction Documents shall survive the execution and delivery hereof and thereof and the consummation of the transactions contemplated hereby, and shall remain in full force and effect until the Survival Date. All covenants and agreements of the Company and the Purchasers contained in this Agreement and in the other Transaction Documents shall survive the execution and delivery hereof and thereof and the transactions contemplated hereby, and shall remain in full force and effect in accordance with their respective terms. Without limiting the generality of the foregoing, with respect to a breach of any representation or warranty for which notice is given prior to 5:00 p.m., New York City time, on the Survival Date, the indemnification obligation set forth below shall survive the Survival Date until the claim identified in the notice is finally resolved.

            (b) From and after the date hereof and prior to the Series D Closing (and with respect to the matters described in item (ii) below), from and after the date hereof and on and after the Closing),, the Company agrees to indemnify, defend and hold harmless, (i) each Holder and (ii) such Holder's Related Parties (collectively, "HOLDER INDEMNIFIED PARTIES") from and against any and all losses, claims, damages, liabilities, costs and expenses, including without limitation reasonable attorneys' fees and disbursements and other expenses incurred in connection with investigating, preparing, settling or defending any action, claim or proceeding (each a "PROCEEDING"), pending or threatened, and the costs of enforcement thereof (collectively, "LOSSES"), which any of such Holder Indemnified Parties may suffer or to which any Holder Indemnified Party may become subject to the extent arising from (i) any breach of any representation, warranty, covenant or agreement, made by, or to be performed on the part of, the Company under this Agreement, and (ii) the Company (or any persons to whom a proxy is granted) exercising any right that has been granted by any Holder pursuant to those certain Voting Agreements entered into on the date hereof, and in each case to reimburse any such Holder Indemnified Party for all such Losses as they are incurred by such Holder Indemnified Party. Notwithstanding the foregoing, for purposes of this Section 5.09(b), "Losses" shall not include any losses, claims, damages, liabilities, costs and expenses (including reasonable attorneys' fees) and disbursements and other expenses incurred or suffered by the Company that the Holder, as a holder of the Company's outstanding equity securities, would also have suffered, either directly or indirectly, by virtue of maintaining an equity interest in the Company in the absence of the Series B Documents, the Transaction Documents and/or the transactions contemplated thereby. The provisions of this Section 5.09(b) shall be of no force or effect and shall terminate upon the closing of the transactions contemplated by this Agreement. For purposes of this Agreement, a person's "Related Parties" shall mean such person's Affiliates and any officer, director, partner, member, controlling person, employee or agent of such person or any of its Affiliates; provided that none of the Series D-1 Purchasers shall be considered Related Parties of the Company for purposes of
Section 5.09(c).

            (c) From and after the date hereof, each Holder severally as to itself and no other Holder, agrees to indemnify, defend and hold harmless, the Company and its Related Parties from and against any and all Losses incurred in connection with investigating, preparing, settling or defending any Proceeding, pending or threatened, which the Company or any of its Related Parties may suffer or become subject to arising solely from any breach of any covenant or agreement, made by, or to be performed on the part of, such Holder under this Agreement, and in each case to reimburse the Company and its Related Parties for all such Losses as they are incurred by the Company or any of its Related Parties; PROVIDED that for purposes of clarity in this Section 5.09(c), "Losses" shall not include any losses, claims, damages, liabilities, costs and expenses (including reasonable attorneys' fees) and disbursements and other expenses incurred or suffered by the Company that the Company would have suffered in the absence of the Series B Documents, the Transaction Documents and/or the transactions contemplated thereby.

            (d) From and after the Series D Closing, the Company agrees to indemnify, defend and hold harmless, each Holder Indemnified Party from and against any and all Losses incurred in connection with investigating, preparing, settling or defending any Proceeding initiated by a third party (other than the Company) against such Holder Indemnified Party, which such Holder Indemnified Party may suffer or to which such Holder Indemnified Party may become subject to the extent arising from any breach of any representation, warranty, covenant or agreement, made by, or to be performed on the part of, the Company under this Agreement, and/or the consummation of the transactions contemplated by this Agreement (other than to the extent resulting from actions or omissions by such Holder in breach of this Agreement or actions by Holder unrelated to this Agreement and the transactions contemplated hereby), and in each case to reimburse any such Holder Indemnified Party for all such Losses as they are incurred.

            (e) Any Person seeking indemnity hereunder (the "INDEMNIFIED PERSON") shall promptly give notice to the Person from whom indemnity is being sought (the "INDEMNIFYING PERSON") of any demand, claim or event which would, or would reasonably be expected to, give rise to a claim or the commencement of any Proceeding in respect of which indemnity may be sought under this Section 5.09. Notwithstanding the foregoing, the failure to so give prompt notice to the Indemnifying Person will not relieve the Indemnifying Person from liability, except to the extent such failure or delay materially prejudices the Indemnifying Person. The Indemnifying Person may participate in and, to the extent that it shall elect by written notice delivered to the Indemnified Person promptly after receiving such notice from the Indemnifying Person, shall be entitled to control the defense of any such Proceeding at its own expense with counsel reasonably satisfactory to the Indemnified Person. After notice from the Indemnifying Person to such Indemnified Person of its election to control the defense thereof, the Indemnifying Person shall not be liable to such Indemnified Person for any legal expenses subsequently incurred by such Indemnified Person in connection with the defense thereof, PROVIDED, HOWEVER, that if the named parties in any Proceeding (including any impleaded parties) include both the Indemnified Person and the Indemnifying Person and there exists or shall exist a conflict of interest that would make it inappropriate, in the opinion of counsel to the Indemnified Person, for the same counsel to represent both the Indemnified Person and the Indemnifying Person or any affiliate or associate thereof, the Indemnified Person shall be entitled to retain its own counsel at the expense of the Indemnifying Person; PROVIDED, HOWEVER, that the Indemnifying Person shall not be responsible for the fees and expenses of more than one separate counsel for all Indemnified Persons. The Indemnifying Person shall not be liable under this Section 5.09 for the settlement of any Proceeding in respect of which indemnity may be sought hereunder if such settlement was effected without the consent of the Indemnifying Person (which consent will not be unreasonably denied, withheld or delayed).

       Section 5.10 SHAREHOLDERS RIGHTS PLAN. In the event that a shareholders rights plan is adopted by the Company, no claim will be made or enforced by the Company or any other Person that any Holder is an "Acquiring Person" under any such plan or in any way could be deemed to trigger the provisions of such plan by virtue of receiving Warrant Securities or Shares under the Series B Documents or the Series D Agreement.

       Section 5.11 GENERAL RELEASE. In further consideration of the Holder entering into this Agreement, effective as of the date of this Agreement, the Company on behalf of itself and, to the extent permitted by law, its administrators, devisees, trustees, partners, directors, officers, shareholders, employees, consultants, representatives, predecessors, principals, agents, parents, associates, affiliates, subsidiaries, attorneys, accountants, successors, successors-in-interest and assignees (collectively, the "COMPANY RELEASING PERSONS"), hereby waives and releases, to the fullest extent permitted by law, any and all claims and causes of action, which to the actual knowledge of the President, Chief Financial Officer, General Counsel or other executive officers of the Company (identified as such in the most recent Public Reports of the Company as of the date hereof) exist as of the date hereof (collectively, the "COMPANY CLAIMS"), that any of the Company Releasing Persons had or currently has against (i) the Holder, (ii) any of the Holder's current or former parents, members, partners, shareholders, affiliates, subsidiaries, predecessors or assigns, or (iii) any of the Holder's or such other persons' or entities' current or former officers, directors, members, partners, shareholders, employees, agents, principals, signatories, advisors, consultants, spouses, heirs, estates, executors, attorneys, auditors and associates and members of their immediate families (collectively, the "HOLDER RELEASED PERSONS"), including, without limitations, any Company Claims arising out of the Series B Purchase Agreement or any of the "Transaction Documents" (which solely for purpose of this sentence shall be as defined in the Series B Purchase Agreement). Company Claims that to the actual knowledge of the President, Chief Financial Officer, General Counsel or other executive officers (identified as such in the most recent Public Reports of the Company as of the date hereof) of the Company become known on or after the date of this Agreement are not waived or released hereby. In addition, Company Claims relating to any matter set forth on SCHEDULE 5.11 hereto are not waived or released hereby. Notwithstanding the foregoing, the Holder acknowledges that the release set forth above does not affect, waive or release any claim that any Company Releasing Person may have under the Series B Documents or the Transaction Documents.

       Section 5.12 TRANSFER OF SERIES B PREFERRED STOCK. Each Holder acknowledges and agrees that any sale, transfer or other disposition of shares of Series B Preferred Stock or any interest therein ("TRANSFER") prior to the earlier of the Closing or the termination of this Agreement shall comply with the restrictions on transfer imposed by Law and any other agreement applicable to such Holder's shares. No Holder will exercise or transfer any Existing Warrants or convert or transfer any Series B Preferred Stock prior to or on the earlier of (X) the Closing or (Y) termination of this Agreement, other than to
(x) an Affiliate of the Holder or (y) any other Holder or any of its Affiliates. In addition, such Holder shall (a) give written notice of such Transfer to the Company, and (b) cause the transferee, to the extent such transferee is not then a party to this Agreement and the Transaction Documents to the extent applicable to such transferring Holder, as a condition precedent to such Transfer, to execute and deliver a written instrument to the Company by which such transferee agrees to be bound by the obligations imposed under this Agreement and the Transaction Documents to the extent applicable to such transferring Holder.

       Section 5.13 UPDATE OF DISCLOSURE. On or prior to the Closing Date, the Company shall deliver to the Holders written notice of any event or development that: (a) renders any statement, representation or warranty of the Company in this Agreement or the Transaction Documents (including the Disclosure Letter to the Series D Agreement) inaccurate or incomplete in any material respect; (b) constitutes or results in a breach by the Company of, or a failure by the Company to comply with, any agreement or covenant in this Agreement or the Transaction Documents applicable to it; and (c) occurs after the date hereof which, if it had occurred prior to the date hereof, would have caused or constituted, or would have reasonably been expected to have caused or constituted, a breach or default of any of the representations or warranties of the Company contained in or referred to in this Agreement or any Transaction Document (including any Schedules or Annexes). Any disclosure made by the Company pursuant to clause (a) of the prior sentence that specifically references the provisions of this SECTION 5.13 shall be deemed to amend and supplement the Disclosure Letter for all purposes of this Agreement other than
SECTION 7.04(a)(iii).

       Section 5.14 RULE 144. The Company agrees that whenever (i) the Holder is attempting to sell or transfer the Warrant, Warrant Shares, Series D-2 Preferred Stock, the Common Stock into which the Series D Preferred Stock is convertible into, the Series D Warrants and the Common Stock issuable upon exercise of the Series D Warrants, and (ii) such sale or transfer requires an opinion of legal counsel reasonably acceptable to the Company to the effect that such sale or transfer is exempt from the registration requirements of the Securities Act, the Company shall accept the opinion of Proskauer Rose LLP or Schulte Roth & Zabel LLP as satisfaction of such requirement.

       Section 5.15 SERIES C NOTES. Upon the issuance of any Series C Notes, the Company will not be in default of any of its representations, warranties, covenants or obligations thereunder as if such Series C Notes had been issued on the date hereof.

       Section 5.16 ARTICLE V. The provisions of this Article V shall be immediately and fully binding upon the parties hereto, and, subject to Section 7.04(b)(iii), shall survive termination of this Agreement.

                                   ARTICLE VI
                              CONDITIONS TO CLOSING

       Section 6.01 CONDITIONS TO EACH HOLDER'S OBLIGATIONS. The obligations of each Holder at the Closing are subject to the satisfaction, at or prior to the Closing Date, of the following conditions:

            (a) No provision of any applicable law or regulation shall have been enacted, no judgment, injunction, order, decree or arbitration award shall have been issued, and no Suit, of which any party hereto shall have received notice, shall be pending or threatened, in any case which seeks to prohibit, and which would reasonably be expected to result in the enjoinment of, any of the transactions contemplated by this Agreement or the other Series B Documents.

            (b) The Company shall have received from each other party thereto
(i) a counterpart of each of the Series B Documents to which such other party is a party, signed on behalf of such other party, or (ii) a facsimile transmission of signature pages to each of the Series B Documents to which such other party is a party, signed on behalf of such other party.

            (c) The Company shall have performed in all material respects all of its obligations hereunder required to be performed by it on or prior to the Closing Date, (ii) the representations and warranties of the Company made to the Holders in this Agreement or any other Series B Document which are qualified as to "materiality," "Material Adverse Effect" or words of similar meaning shall have been true and correct when made on the date hereof and shall be true and correct at and as of the Closing Date, as if made at and as of such date (except for representations and warranties made as of a particular date, which shall be true and correct as of such date), (iii) all other representations and warranties of the Company made to the Holders in this Agreement or any other Series B Document shall have been true and correct in all material respects when made on the date hereof and shall be true and correct in all material respects at and as of the Closing Date, as if made at and as of such date (except for representations and warranties made as of a particular date, which shall be true and correct as of such date), and (iv) such Holder shall have received a certificate (the "COMPANY OFFICER CERTIFICATE") signed by the Chief Executive Officer or Chief Financial Officer of the Company to the foregoing effect.

            (d) The transactions contemplated by the Series D Agreement shall be completed on the Closing Date in a manner reasonably acceptable to such Holder, and the Company shall have delivered evidence reasonably satisfactory to such Holder to such effect.

            (e) Such Holder shall have received from each other party thereto either (i) a counterpart of each of the Series B Documents to which such other party is a party, signed on behalf of such other party, or (ii) a facsimile transmission of signature pages to each of the Series B Documents to which such other party is a party, signed on behalf of such other party.

            (f) Such Holder shall have received the Repurchase Price payable to such Holder for such Holder's Repurchased Shares, as provided in Section 2.03(a)(i).

            (g) Such Holder shall have received the New Warrant issuable to such Holder or its designated Affiliate, as provided in Section 2.03(a)(ii).

            (h) The Company shall have paid, in accordance with Section 7.03(a), the reasonable expenses of the Holders incurred prior to the Closing Date in connection with the transactions contemplated by this Agreement and the other Transaction Documents and the Series B Documents.

       Section 6.02 CONDITIONS TO COMPANY'S OBLIGATIONS. The obligations of the Company to each Holder at the Closing are subject to the satisfaction, at or prior to the Closing Date, of the following conditions:

            (a) No provision of any applicable law or regulation shall have been enacted, no judgment, injunction, order, decree or arbitration award shall have been issued, and no Suit, of which any party hereto shall have received notice, shall be pending or threatened, in any case which seeks to prohibit, and which would reasonably be expected to result in the enjoinment of, any of the transactions contemplated by this Agreement or the other Series B Documents.

            (b) (i) Each of the Holders shall have performed in all material respects all of its obligations hereunder required to be performed by it on or prior to the Closing Date, (ii) the representations and warranties of all of the Holders made to the Company in this Agreement or any other Series B Document which are qualified as to "Material Adverse Effect" or words of similar meaning shall have been true and correct when made on the date hereof and shall be true and correct at and as of the Closing Date, as if made at and as of such date (except for representations and warranties made as of a particular date, which shall be true and correct as of such date), (iii) all other representations and warranties of each of the Holders made to the Company in this Agreement or any other Series B Document shall have been true and correct in all material respects when made on the date hereof and shall be true and correct in all material respects at and as of the Closing Date, as if made at and as of such date (except for representations and warranties made as of a particular date, which shall be true and correct as of such date), and (iv) the Company shall have received from each of the Holders a certificate (the "HOLDER CLOSING CERTIFICATE") to the foregoing effect with respect to such Holder, signed by a duly authorized representative of such Holder.

            (c) The Series D Closing shall have occurred simultaneously with the Closing contemplated hereby.

            (d) The Company shall have received from such Holder for cancellation (i) the stock certificates representing all of its Repurchased Shares and (ii) all of its Existing Warrants, duly endorsed in blank or together with requisite stock powers or other instruments of transfer, all as provided in
Section 2.03(b).

                                  ARTICLE VII
                                  MISCELLANEOUS

       Section 7.01 NOTICES. All notices, requests and other communications to any party hereunder shall be in writing (including facsimile or similar writing) and shall be given to such party at its address or facsimile number set forth on the signature page hereof, or such other address or facsimile number as such party may hereinafter specify for the purpose of this Section to the party giving such notice. Each such notice, request or other communication shall be effective (a) if given by facsimile transmission, when such facsimile is transmitted to the facsimile number specified on the signature pages of this agreement and the appropriate confirmation is received or, (b) if given by mail, 72 hours after such communication is deposited in the mails with first class postage prepaid, addressed as aforesaid or, (c) if given by any other means, when delivered at the address specified on the signature pages of this Agreement.

       Section 7.02 AMENDMENTS AND WAIVERS.

            (a) Any provision of this Agreement may be amended or waived if, but only if, such amendment or waiver is in writing and is signed, in the case of an amendment, by the Company and each Holder, or in the case of a waiver, by the party against whom the waiver is to be effective.

            (b) No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

       Section 7.03 EXPENSES; DOCUMENTARY TAXES.

            (a) Except as expressly set forth in this Agreement or any other Transaction Document or Series B Document, including Section 9.03(d) of the Series D Agreement, the Company and each Holder will each pay its own costs and expenses in connection with this Agreement and the other Transaction Documents and Series B Documents and the transactions contemplated hereby or thereby.

            (b) The Company agrees to pay any and all stamp, transfer and other similar taxes payable or determined to be payable in connection with the repurchase of the Repurchased Shares and the exchange of the Existing Warrants for the New Warrants.

       Section 7.04 TERMINATION.

            (a) This Agreement may be terminated at any time prior to the
Closing:

                   (i) by mutual written agreement of the Company and each of the Holders;

                   (ii) automatically, with no further action being necessary by the Company, any Holder or any other Person, contemporaneously with the termination of the Series D Agreement;

                   (iii) by any Holder if the Company shall have breached any of its representations, warranties, covenants or agreements contained in this Agreement or in any other Series B Document which, in any case, (A) would cause the condition set forth in Section 6.01(c) not to be satisfied and (B) is not cured to the reasonable satisfaction of such Holder within fifteen (15) days after notice thereof is received by the Company;

                   (iv) by the Company if any Holder shall have breached any of its representations, warranties, covenants or agreements contained in this Agreement or in any other Series B Document which, in any case, (A) would cause the condition set forth in Section 6.02(b) not to be satisfied and (B) is not cured to the reasonable satisfaction of the Company within fifteen (15) days after notice thereof is received by such Holder;

                   (v) by the Company or any Holder if there shall be enacted or introduced any law or regulation, if any nonappealable final order, decree or judgment of any court or governmental body having competent jurisdiction is issued, or if any Suit is filed, in any case which makes consummation of the transactions contemplated hereby in accordance with the terms and conditions hereof illegal or otherwise permanently prohibited; or

                   (vi) by the Company or any Holder on or at any time after December 31, 2003.

            (b) If this Agreement is terminated as permitted by Section 7.04(a), such termination shall be without liability of any party (or any Affiliate of such party) to the other parties to this Agreement; PROVIDED that:

                   (i) if such termination shall result from the breach by any party hereto of any of its representations, warranties, covenants or agreements contained in this Agreement, the breaching party shall be liable for any Losses resulting therefrom

                   (ii) subject to the immediately following clause (iii),
Article V and Article VII shall remain fully binding upon the parties hereto and shall survive any termination of this Agreement; and

                   (iii) if (x) such termination shall result from a willful breach by any Holder of any representation, warranty, covenant or agreement set forth in this Agreement or the Series D Agreement or from the willful failure of any Series D-2 Purchaser to fulfill an obligation under the Series D Agreement, and (y) this Agreement is terminated pursuant to Section 7.04(a)(iv) or the Series D Agreement is terminated by the Company or the Series D-1 Purchasers pursuant to Sections 9.04(a)(iv) or 9.04(a)(viii) thereof as a result of such willful breach or such willful failure to fulfill an obligation, then the provisions of Section 5.03(c) shall terminate with respect to the Holders, and no Holder shall be entitled to exercise the Series C Exchange Right.

            (c) The provisions of Article V and Article VII shall survive the termination of this Agreement.

       Section 7.05 SUCCESSORS AND ASSIGNS. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; PROVIDED that (i) the Company may not assign, delegate or otherwise transfer any of its rights or obligations under this Agreement without the consent of Holders holding a majority of the outstanding shares of Series B Preferred Stock, and (ii) no Holder may assign, delegate or otherwise transfer any of its rights or obligations under this Agreement, other than to (x) an Affiliate of the Holder or (y) any other Holder or any of its Affiliates, without the consent of the Company. Notwithstanding the foregoing,
(i) any Holder may assign or transfer, in whole or, from time to time, in part, to (x) one or more of its Affiliates or (y) any other Holder or any of its Affiliates, the right to be issued the New Warrant hereunder, and (ii) subject to the terms and conditions of the applicable New Warrant and the Investor Rights Agreement, from and after the Closing Date, any Holder or other holder of a New Warrant may assign, pledge or otherwise transfer, in whole or from time to time in part, its rights hereunder to any Person who acquires any interest in such New Warrant. In addition, each Holder agrees that, if such Holder desires to transfer, in any manner, any of such Holder's shares of Series B Preferred Stock or Existing Warrants to either (x) an Affiliate of the Holder or (y) any other Holder or any of its Affiliates, such Holder shall comply with the provisions of Section 5.12 above.

       Section 7.06 GOVERNING LAW; VENUE; WAIVER OF JURY TRIAL. ALL QUESTIONS CONCERNING THE CONSTRUCTION, VALIDITY, ENFORCEMENT AND INTERPRETATION OF THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE. EACH PARTY HEREBY IRREVOCABLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF THE STATE AND FEDERAL COURTS SITTING IN THE STATE OF DELAWARE, FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION HEREWITH OR WITH ANY TRANSACTION CONTEMPLATED HEREBY OR DISCUSSED HEREIN (INCLUDING WITH RESPECT TO THE ENFORCEMENT OF ANY OF THE TRANSACTION DOCUMENTS), AND HEREBY IRREVOCABLY WAIVES, AND AGREES NOT TO ASSERT IN ANY SUIT, ACTION OR PROCEEDING, ANY CLAIM THAT IT IS NOT PERSONALLY SUBJECT TO THE JURISDICTION OF ANY SUCH COURT, THAT SUCH SUIT, ACTION OR PROCEEDING IS IMPROPER. EACH PARTY HEREBY IRREVOCABLY WAIVES PERSONAL SERVICE OF PROCESS AND CONSENTS TO PROCESS BEING SERVED IN ANY SUCH SUIT, ACTION OR PROCEEDING BY MAILING A COPY THEREOF VIA REGISTERED OR CERTIFIED MAIL OR OVERNIGHT DELIVERY (WITH EVIDENCE OF DELIVERY) TO SUCH PARTY AT THE ADDRESS IN EFFECT FOR NOTICES TO IT UNDER THIS AGREEMENT AND AGREES THAT SUCH SERVICE SHALL CONSTITUTE GOOD AND SUFFICIENT SERVICE OF PROCESS AND NOTICE THEREOF. NOTHING CONTAINED HEREIN SHALL BE DEEMED TO LIMIT IN ANY WAY ANY RIGHT TO SERVE PROCESS IN ANY MANNER PERMITTED BY LAW. EACH PARTY HEREBY WAIVES ALL RIGHTS TO A TRIAL BY JURY.

       Section 7.07 COUNTERPARTS; FACSIMILE SIGNATURES; EFFECTIVENESS. This Agreement may be executed in any number of counterparts (including facsimile signatures) each of which shall be an original with the same effect as if all signatures were upon the same instrument. This Agreement shall become effective when each party hereto shall have received a counterpart hereof signed by each other party hereto. No provision of this Agreement is intended to confer upon any Person other than the parties hereto any rights or remedies hereunder.

       Section 7.08 ENTIRE AGREEMENT. This Agreement and the other Series B Documents (and the Series D Agreement and related Transaction Documents) constitute the entire agreement and understanding between the parties hereto and supersede any and all prior agreements and understandings, written or oral, relating to the subject matter of the Series B Documents.

       Section 7.09 HEADINGS. The headings in this Agreement are included for convenience of reference only and shall be ignored in the construction or interpretation hereof.

       Section 7.10 REMEDIES. In addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, each of the Holders and the Company will be entitled to specific performance under the Series B Documents without posting any bond or other security. The parties agree that monetary damages may not be adequate compensation for any loss incurred by reason of any breach of obligations described in the foregoing sentence and hereby agrees to waive in any action for specific performance of any such obligation the defense that a remedy at law would be adequate.

       Section 7.11 PAYMENT SET ASIDE. To the extent that the Company makes a payment or payments to any Holder pursuant to any Series B Document or a Holder enforces or exercises its rights thereunder, and such payment or payments or the proceeds of such enforcement or exercise or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside, recovered from, disgorged by or are required to be refunded, repaid or otherwise restored to the Company, a trustee, receiver or any other person under any law (including, without limitation, any bankruptcy law, state or federal law, common law or equitable cause of action), then to the extent of any such restoration the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.

       Section 7.12 USURY. To the extent it may lawfully do so, the Company hereby agrees not to insist upon or plead or in any manner whatsoever claim, and will resist any and all efforts to be compelled to take the benefit or advantage of, usury laws wherever enacted, now or at any time hereafter in force, in connection with any claim, action or proceeding that may be brought by any Purchaser in order to enforce any right or remedy under any Series B Document. Notwithstanding any provision to the contrary contained in any Series B Document, it is expressly agreed and provided that the total liability of the Company under the Series B Documents for payments in the nature of interest shall not exceed the maximum lawful rate authorized under applicable law (the "Maximum Rate"), and, without limiting the foregoing, in no event shall any rate of interest or default interest, or both of them, when aggregated with any other sums in the nature of interest that the Company may be obligated to pay under the Series B Documents exceed such Maximum Rate. It is agreed that if the maximum contract rate of interest allowed by law and applicable to the Series B Documents is increased or decreased by statute or any official governmental action subsequent to the date hereof, the new maximum contract rate of interest allowed by law will be the Maximum Rate of interest applicable to the Series B Documents from the effective date forward, unless such application is precluded by applicable law. If under any circumstances whatsoever, interest in excess of the Maximum Rate is paid by the Company to any Holder with respect to indebtedness evidenced by the Series B Documents, such excess shall be applied by such Holder to the unpaid principal balance of any such indebtedness or be refunded to the Company, the manner of handling such excess to be at such Holder's election.

       Section 7.13 INDEPENDENT NATURE OF HOLDERS. The obligations of each Holder under any Series B Document or other Transaction Documents are several and not joint with the obligations of any other Holder or Purchaser, and no Holder shall be responsible in any way for the performance of the obligations of any other Holder or Purchaser under any Series B Document or Transaction Documents. The decision of each Holder to enter into this Agreement and/or to purchase Shares and Series D Warrants pursuant to the Series D Agreement has been made by such Holder independently of any other Holder or Purchaser and independently of any information, materials, statements or opinions as to the business, affairs, operations, assets, properties, liabilities, results of operations, condition (financial or otherwise) or prospects of the Company or of the Subsidiary which may have been made or given by any other Holder or Purchaser or by any agent or employee of any other Holder or Purchaser. Nothing contained herein or in any Series B Document or Transaction Document, and no action taken by any Holder or Purchaser pursuant thereto, shall be deemed to constitute the Holders or Purchasers as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Holders or Purchasers are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by the Series B Documents or the Transaction Documents. The Company expressly acknowledges that the Holders and Purchasers are not in any manner acting as a group. Each Holder shall be entitled to independently protect and enforce its rights, including without limitation the rights arising out of this Agreement or out of the other Series B Documents or the Transaction Documents, and it shall not be necessary for any other Holder or Purchaser to be joined as an additional party in any proceeding for such purpose.

       Section 7.14 ADJUSTMENTS IN SHARE NUMBERS AND PRICES. In the event of any stock split, stock subdivision or reverse stock, in each case however consummated, of the Common Stock (or other securities or rights convertible into, or entitling the holder thereof to receive directly or indirectly shares of Common Stock) occurring after the date hereof, each reference in the Series B Documents to a number of shares or a price per share shall be amended to appropriately account for such event.

       Section 7.15 SERIES B CONSENT AND AGREEMENT. Each Holder consents to the Company entering into the Transaction Documents and the consummation of the transactions contemplated thereby. Each Holder agrees not to give notice under
Section 16(a) of the Series B Certificate of Designations of an increase in percentage prior to the earliest of (i) the Closing, (ii) the termination of this Agreement, or (iii) December 31, 2003.

       Section 7.16 TERMINATION OF CONFIDENTIALITY AGREMEENTS. Each of the Confidentiality Agreements is hereby terminated effective two Trading Days after the 8-K Filing and shall, after such time, be of no further force or effect and no party thereto shall have any liability thereunder.


                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

       IN WITNESS WHEREOF, the parties hereto have caused this Repurchase and Exchange Agreement to be duly executed by their respective authorized signatories as of the date first above written.


                                         ASPEN TECHNOLOGY, INC.


                                         By: /s/ David L. McQuillin
                                            -----------------------------------
                                         Name: David L. McQuillin
                                              ---------------------------------
                                         Title: President and Chief Executive
                                                Officer
                                               --------------------------------

                                         Address for notices:

                                         Aspen Technology, Inc.
                                         Ten Canal Park
                                         Cambridge, Massachusetts 02141
                                         Attention: Chief Financial Officer and
                                                    General Counsel
                                         Facsimile: 617.949.1717

                                         with a copy to:

                                         Hale and Dorr LLP
                                         60 State Street
                                         Boston, Massachusetts 02109
                                         Attention: Mark L. Johnson, Esq.
                                         Facsimile: 617.526.5000

                                         PINE RIDGE FINANCIAL INC.



                                         By: /s/ Avi Vigder
                                            -----------------------------------
                                         Name: Avi Vigder
                                              ---------------------------------
                                         Title: Authorized Signatory
                                               --------------------------------

                                         Address for notices:

                                         Pine Ridge Financial Inc.
                                         c/o Cavallo Capital Corp.
                                         660 Madison Avenue
                                         New York, NY  10022
                                         Facsimile:    212.651.9010
                                         Telephone: 212.651.9000
                                         Attn:  Avi Vigder

                                         with a copy to:

                                         Proskauer Rose LLP
                                         1585 Broadway
                                         New York, NY  10036-8299
                                         Facsimile:    212.969.2900
                                         Telephone:  212.969.3000
                                         Attn:  Adam J. Kansler, Esq.

                                         SMITHFIELD FIDUCIARY LLC



                                         By: /s/ Adam J. Chill
                                            -----------------------------------
                                         Name: Adam J. Chill
                                         Title: Authorized Signatory

                                         Address for notices:

                                         Address for notices:

                                         Smithfield Fiduciary LLC
                                         c/o Highbridge Capital Management, LLC
                                         9 West 57th Street, 27th Floor
                                         New York, New York  10019
                                         Facsimile: 212.751.0755
                                         Telephone  212.287.4720
                                         Attn:  Ari J. Storch / Adam J. Chill

                                         with a copy to:

                                         Schulte Roth & Zabel LLP
                                         919 Third Avenue
                                         New York, New York 10022
                                         Facsimile: 212.593.5955
                                         Telephone: 212.756.2376
                                         Attn: Eleazer Klein, Esq.

                                         PERSEVERANCE LLC



                                         By: /s/ Fiona Theaker
                                            -----------------------------------
                                         Name:  Fiona Theaker
                                         Title: Director

                                         Address for notices:

                                         Perseverance LLC
                                         c/o Cavallo Capital Corp.
                                         660 Madison Avenue
                                         New York, NY  10022
                                         Facsimile: 212.651.9010
                                         Telephone: 212.651.9000
                                         Attn:  Avi Vigder

                                         with a copy to:

                                         Proskauer Rose LLP
                                         1585 Broadway
                                         New York, NY  10036-8299
                                         Facsimile: 212.969.2900
                                         Telephone: 212.969.3000
                                         Attn: Adam J. Kansler, Esq.

                                   SCHEDULE A

                                 SECURITYHOLDERS


Pine Ridge Financial, Inc.
c/o Cavallo Capital Corp.
660 Madison Avenue
New York, NY 10022


Smithfield Fiduciary LLC
c/o Highbridge Capital Management, LLC
9 West 57th Street
27th Floor
New York, NY 10019


Perseverance LLC
c/o Cavallo Capital Corp.
660 Madison Avenue
New York, NY 10022

                                   SCHEDULE B

           SHARES OF SERIES B PREFERRED STOCK (AS OF THE DATE HEREOF)


                                                  SHARES OF                                 SHARES OF
             HOLDER                      SERIES B-I PREFERRED STOCK                SERIES B-II PREFERRED STOCK
             ------                      --------------------------                ---------------------------
Pine Ridge Financial, Inc.                         19,000                                    10,000

Smithfield Fiduciary LLC                           15,000                                     6,000

Perseverance LLC                                    6,000                                     4,000

                                   SCHEDULE C

                    EXISTING WARRANTS (AS OF THE DATE HEREOF)

PINE RIDGE FINANCIAL, INC.:

                                                          EXERCISE                                     NUMBER
                     DESCRIPTION                           PRICE          EXPIRATION DATE             OF SHARES
                     -----------                          --------        ---------------             ---------
Warrant Agreement dated February 6, 2002                   $23.99         February 6, 2007             182,927
Warrant Agreement dated February 28, 2002                  $20.64        February 28, 2007             141,730
Warrant Agreement dated March 19, 2002                     $23.99          March 19, 2007              56,692
                                                                                         TOTAL         381,349

SMITHFIELD FIDUCIARY LLC:

                                                          EXERCISE                                     NUMBER
                     DESCRIPTION                           PRICE          EXPIRATION DATE             OF SHARES
                     -----------                          --------        ---------------             ---------
Warrant Agreement dated February 6, 2002                  $23.99          February 6, 2007             109,756
Warrant Agreement dated February 28, 2002                 $20.64         February 28, 2007             85,038
Warrant Agreement dated March 19, 2002                    $23.99           March 19, 2007              42,519
                                                                                         TOTAL         237,313

PERSEVERANCE LLC:

                                                          EXERCISE                                     NUMBER
                     DESCRIPTION                           PRICE          EXPIRATION DATE             OF SHARES
                     -----------                          --------        ---------------             ---------
Warrant Agreement dated February 6, 2002                  $23.99          February 6, 2007             73,171
Warrant Agreement dated February 28, 2002                 $20.64         February 28, 2007             56,692
Warrant Agreement dated March 19, 2002                    $23.99           March 19, 2007              42,519
                                                                                         TOTAL         172,382

                                   SCHEDULE D

                   REPURCHASED SHARES (AS OF THE DATE HEREOF)


                                                    REPURCHASE PRICE                          REPURCHASE PRICE
                               SHARES OF SERIES      FOR SERIES B-I      SHARES OF SERIES     FOR SERIES B-II        AGGREGATE
                             B-I PREFERRED STOCK       PREFERRED          B-II PREFERRED         PREFERRED           REPURCHASE
        HOLDER                  REPURCHASED             STOCK*          STOCK REPURCHASED          STOCK*              PRICE*
        ------               -------------------    -----------------   ------------------     ------------------     ----------
 Pine Ridge Financial, Inc.         10,906             $9,270,100              5,741              $4,879,850         $14,149,950

 Smithfield Fiduciary LLC            6,176             $5,249,600              2,471              $2,100,350          $7,349,950

   Perseverance LLC                  6,000             $5,100,000              4,000              $3,400,000          $8,500,000

         TOTAL                      23,082            $19,619,700             12,212             $10,380,200         $29,999,900


* Does not include accrued dividends.

                                   SCHEDULE E

                 NEW WARRANT SHARE AMOUNTS AND EXPIRATION DATES


                HOLDER                              SHARE AMOUNTS*                         EXPIRATION DATE
                ------                              --------------                         ---------------
      Pine Ridge Financial, Inc.                        182,927                           February 6, 2007

                                                        141,730                          February 28, 2007

                                                         56,692                             March 19, 2007

       Smithfield Fiduciary LLC                         109,756                           February 6, 2007

                                                         85,038                          February 28, 2007

                                                         42,519                             March 19, 2007

           Perseverance LLC                              73,171                           February 6, 2007

                                                         56,692                          February 28, 2007

                                                         42,519                             March 19, 2007

                                  TOTAL                 791,044

* AMOUNT SUBJECT TO ADJUSTMENT BASED UPON ADJUSTMENT EVENTS OR EXERCISE OF WARRANTS.

                                   SCHEDULE F

                                  LEGAL OPINION

                                  SCHEDULE 3.04

                                REQUIRED CONSENTS

                                  SCHEDULE 5.11



       Certain holders of Series B Preferred Stock have claimed that the issuance of shares of Common Stock relating to the March 31, 2003 dividend date at $2.59 per share (a price less than the initial conversion prices of the Series B-I Preferred Stock and Series B-II Preferred Stock), has caused an adjustment to the initial conversion prices of the Series B-I Preferred Stock and Series B-II Preferred Stock and to the initial exercise prices of warrants (issued in February and March of 2002) held by the holders of Series B Preferred Stock. As a result, these holders have claimed that they have a right to convert their Series B Preferred Stock at the price per share at which the Common Stock issued in payment of their Series B Preferred Stock dividends was issued.

                                    EXHIBIT A

                               FORM OF NEW WARRANT

                                    EXHIBIT B

                              FORM OF SERIES C NOTE

                                    EXHIBIT C

                   FORM OF AMENDMENT AND TERMINATION AGREEMENT

                                    EXHIBIT D

                 FORM OF VOTING AGREEMENT AND IRREVOCABLE PROXY